EXHIBIT 23.1
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                   [Letterhead of PricewaterhouseCoopers LLP]




Securities and Exchange Commission
Washington, D.C.
United States of America
20549


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 23, 2000 relating to the financial statements, which appears in the annual report on Form 20-F for the fiscal year ended May 31, 2000 to the shareholders of E-Cruiter.com Inc.


/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Ottawa, Canada
December 7, 2000